Exhibit 99.1

NEWS RELEASE

Contact: Katrina Rymill

650.965.6154 or krymill@cybersource.com

CyberSource Announces Second Quarter 2008 Financial Results

Second quarter revenue was a record $55.7 million, a 143% increase;

Billable transactions processed was a record 449 million, a 67% increase;

Company raises 2008 revenue, net income, and EPS guidance

MOUNTAIN VIEW, Calif. – July 24, 2008 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced financial results for its second quarter ended June 30, 2008.

•	Second quarter revenue was a record $55.7 million, a 143% increase compared to $22.9 million in the same period the previous year, which was prior to the Company’s acquisition of Authorize.Net.

•

On a GAAP basis, net loss for the second quarter of 2008 was ($45,000) and earnings per share was breakeven, compared to net income of $160,000 or breakeven earnings per share in the second quarter of 2007.

•

Non-GAAP net income was $11.3 million, a 362% increase compared to $2.4 million for the second quarter of 2007. Non-GAAP earnings per share was $0.16 per share, a 129% increase compared to $0.07 per share for the second quarter of 2007. Non-GAAP net income excludes stock-based compensation expense, the reduction in the deferred tax asset valuation allowance, the non-cash portion of the tax provision, depreciation and amortization expense, and certain non-recurring items. A reconciliation of certain historical GAAP to non-GAAP measures is attached.

•

During the second quarter, CyberSource processed a record 449 million billable transactions, a 67% increase over the same period the previous year. The value of transactions processed was $27.4 billion, a 158% increase over Q2 2007.

•	CyberSource signed a record 26,000 new customers in the quarter increasing the active customer base to approximately 238,000.

“CyberSource had a very strong second quarter and an excellent first half of 2008. Our results this quarter reflect the power of our combined value proposition with Authorize.Net, and the strength of the eCommerce market. Cash flow from operating activities was $12.5 million in the second quarter of 2008, compared to $2.9 million for the second quarter of 2007,” said Bill McKiernan, chairman and chief executive officer of CyberSource. “This quarter we signed the highest number of new customers in the history of the Company. This is a key indicator of the momentum in our business and the success of the Authorize.Net integration.”

Business Highlights

•

International: CyberSource continues to see significant momentum outside the US. CyberSource’s European operations processed a record 87.8 million transactions in the second quarter, an increase of 90% over the same period last year. The Company’s European business represents about 7% of revenue and includes revenue generated by merchants domiciled outside the US. This revenue does not include transactions originated by consumers outside the US who purchased from CyberSource’s US-based merchants.

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Global acquiring: CyberSource achieved significant growth in its global acquiring services during the second quarter, generating approximately $19.7 million of revenue, up 116% over the previous year. CyberSource added approximately 1,000 new acquiring customers during the quarter, which is the highest number ever of new acquiring customers in CyberSource’s history, and seven times higher than before the Authorize.Net acquisition.

•

Customers: CyberSource added approximately 26,000 new customers in the quarter, bringing its installed base of customers to approximately 238,000. New enterprise customer wins this quarter included IBM Canada, Hertz Europe, National Lampoon, and Samsonite. Existing customers that added new services or renewed agreements during the quarter include: JetBlue Airways, LOT Polish Airlines, and The Art Institute of Chicago.

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Small Business Market: CyberSource continues to generate strong growth in the small business segment (SMB). There are several initiatives that are driving the success in this market. The CyberSource channel management team has been working closely with its base of 4,000 resellers and partners to provide them with the additional tools, training and programs necessary to increase sales of CyberSource’s products and services. 70% of our 75 largest resellers have increased merchant setup activity with Authorize.Net over last year. In the first half of 2008, CyberSource also made significant investments and improvements in its customer support department. These efforts have resulted in some of the best customer support metrics in the history of the SMB platform.

Six-month financial highlights

Revenue for the six-month period ended June 30, 2008 was $109.1 million compared to $45.0 million for the same six-month period last year, an increase of 142%. GAAP net income was $488,000 or $0.01 per share for the six months ended June 30, 2008 compared to $896,000 or $0.02 per share for the same period last year. Non-GAAP net income was $22.8 million or $0.32 per share for the six months ended June 30, 2008 compared to $5.5 million or $0.15 per share for the same period last year.

Stock buyback program

During the second quarter, the Company did not repurchase any shares of common stock under the $10 million stock repurchase plan that was approved by the Board of Directors in May 2008. However, subsequent to quarter-end, the company repurchased 172,900 shares of common stock at an average stock price of $14.45 per share.

Guidance for the third quarter and full year 2008

CyberSource is providing guidance for the third quarter of 2008 and full year 2008 based on information available as of July 24, 2008. Guidance does not take into account any further reductions in the company’s valuation allowance against its deferred tax assets, which would result in a tax benefit during the period of the reduction. CyberSource will continue to evaluate whether a further reduction is appropriate.

For the third quarter ending September 30, 2008:

•	Total revenue is expected to be between $55.8 and $56.0 million.

•	The company expects to process between 450 million and 455 million billable transactions.

•	GAAP gross profit is expected to be between $28.3 and $28.5 million, while GAAP operating expenses are expected to be between $29.5 and $29.7 million.

•	The company expects to record a GAAP net loss in the third quarter of ($400,000) to ($600,000) and a loss per share of ($0.01) based on a weighted average share count of 72.5 million shares.

•

Non-GAAP net income for the third quarter is expected to be between $10.1 and $10.3 million and non-GAAP earnings per share is expected to be $0.14 based on a weighted average share count of 72.5 million shares.

Based on the financial results for the first half of 2008, CyberSource is raising its full year 2008 guidance for revenue, net income, and earnings per share.

•	Total revenue for 2008 is expected to be between $220.0 and $225.0 million, versus previous guidance of between $215.0 and $220.0 million.

•	GAAP net income for 2008 is expected to be between $800,000 and $1.3 million, versus previous guidance of between breakeven and a ($1.0) million loss.

•

GAAP earnings per share is expected to be between $0.01 and $0.02, based on a weighted average share count of 72.5 million shares, versus previous guidance of between breakeven and a ($0.01) loss per share.

•	Non-GAAP net income for the full year 2008 is expected to be between $45.0 and $46.2 million, versus previous guidance of between $42.5 and $44.0 million.

•	Non-GAAP earnings per share is expected to be between $0.62 and $0.64 based on a weighted average share count of 72.5 million shares, versus previous guidance of between $0.59 and $0.61 per share.

Public call/web cast details

CyberSource will host a public conference call today, July 24, 2008 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the second quarter results. The call can be accessed in either of the following ways:

Live conference call

888-585-4496 (U.S. and Canada), 706-634-9580 (local and international). The call’s conference ID number is: 54905308. A taped replay of this call will be available through August 31, 2008. The dial-in numbers for the taped replay are: 800-642-1687 (U.S.) 706-645-9291 (local and international). Conference ID is as above.

Live web cast

http://www.cybersource.com/cgi-bin/ir.pl

A replay of this web cast will remain available at this location through October 31, 2008

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Approximately 238,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales, service, and development offices in Japan, the United Kingdom, and other locations in the United States including Bellevue, Washington, American Fork, Utah and Austin, Texas. For more information on CyberSource please visit www.cybersource.com or email info@cybersource.com. For more information on Authorize.Net small business solutions, please visit www.authorize.net or email sales@authorize.net.

GAAP versus non-GAAP Results and Guidance

In addition to financial results presented on a GAAP basis, the company has provided non-GAAP measures of gross profit, operating expenses, net income and earnings per share, which are adjusted to exclude certain non-cash items. For purposes of this release, non-GAAP gross profit, operating expenses, net income and earnings per share exclude stock based compensation expense under SFAS 123R, the non-cash portion of the income tax provision, a reduction in the deferred tax asset allowance, depreciation and amortization expense, and certain non-recurring items. A reconciliation of these historical GAAP to non-GAAP measures is attached with the financial statements. The company believes that presentation of non-GAAP financial measures may provide investors with additional meaningful and relevant financial information. Management believes the non-GAAP measures help indicate trends in the company’s business, and management uses the non-GAAP measures to plan and forecast future periods. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP measures. The company does not provide guidance for certain financial measures such as depreciation and stock-based compensation expense, and, as a result, is not able to provide a reconciliation of GAAP and non-GAAP financial measures for forward-looking data. The company intends to calculate the various non-GAAP financial measures in future periods consistent with the methodology used in the three months ended June 30, 2008, as presented in this release.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) strength of the second quarter results; (2) results reflecting the power of the combined value proposition with Authorize.Net; (3) momentum of the business and success of the Authorize.Net integration; (4) significant momentum outside of the U.S.; (5) significant growth in the global acquiring business; (6) strong growth in the small business segment; (7) financial guidance including, without limitation, those regarding revenue, transaction volume, gross profit, operating expenses, net income, earnings per share, and deferred tax assets. Factors that could cause actual results to differ materially from the forward looking statements include risks and uncertainties such as changes in Generally Accepted Accounting Principles and the application thereof, changes in customer needs, the risks inherent in integrating a newly-acquired business, the risk of the economy, in general, and online economy, in particular, slowing down, new products and services offerings by the company and its competitors, any unforeseen event or any unforeseen system failures, and other risks indicated in our filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the documents filed by CyberSource with the Securities and Exchange Commission, specifically the annual report filed on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 11, 2008, and our quarterly reports filed on Form 10-Q from time to time, all of which identify important risk factors.

© 2008 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. BidPay is a registered trademark in the U.S. All other brands and product names are trademarks or registered trademarks of their respective companies.

CyberSource Corporation

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues	$55,659	$22,893	$109,079	$45,018
Cost of revenues	27,558	12,417	53,386	24,333

Gross profit	28,101	10,476	55,693	20,685
Operating expenses:
Product development	5,863	2,892	11,110	5,483
Sales and marketing	16,927	4,829	33,557	9,198
General and administrative	5,786	3,255	11,288	6,047

Total operating expense	28,576	10,976	55,955	20,728

Loss from operations	(475)	(500)	(262)	(43)
Other income, net	92	19	239	72
Interest income	364	722	758	1,395

Income (loss) before income taxes	(19)	241	735	1,424
Income tax provision	26	81	247	528

Net income (loss)	$(45)	$160	$488	$896

Basic net income per share	$—	$—	$0.01	$0.03

Diluted net income per share	$—	$—	$0.01	$0.02

Weighted average number of shares used in computing basic net income per share	69,217	35,276	69,014	35,144

Weighted average number of shares used in computing diluted net income per share	72,223	37,472	71,907	37,439

Non-GAAP Financial Metrics:
Gross profit	$31,048	$11,022	$61,418	$21,760
Operating expenses	$20,202	$9,304	$39,509	$17,726
Net income	$11,290	$2,445	$22,804	$5,466
Basic net income per share	$0.16	$0.07	$0.33	$0.16
Diluted net income per share	$0.16	$0.07	$0.32	$0.15

CyberSource Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
GAAP gross profit	$28,101	$10,476	$55,693	$20,685
Add FAS123R expense	407	198	747	380
Add depreciation expense	1,090	326	2,078	651
Add amortization of intangible assets	1,450	22	2,900	44

Non-GAAP gross profit	$31,048	$11,022	$61,418	$21,760

GAAP operating expenses	$28,576	$10,976	$55,955	$20,728
Less FAS123R expense	(2,185)	(1,554)	(4,037)	(2,763)
Less depreciation expense	(459)	(106)	(832)	(215)
Less amortization of intangible assets	(5,718)	(12)	(11,436)	(24)
Less non-recurring charges	(12)	—	(141)	—

Non-GAAP operating expenses	$20,202	$9,304	$39,509	$17,726

GAAP net income (loss)	$(45)	$160	$488	$896
Add FAS123R expense	2,592	1,752	4,784	3,143
Add non-cash tax provision	14	67	145	493
Add depreciation expense	1,549	432	2,910	866
Add amortization of intangible assets	7,168	34	14,336	68
Add non-recurring charges	12	—	141	—

Non-GAAP net income	$11,290	$2,445	$22,804	$5,466

GAAP basic net income per share	$—	$—	$0.01	$0.03
Add FAS123R expense	0.04	0.05	0.07	0.09
Add non-cash tax provision	—	—	—	0.02
Add depreciation expense	0.02	0.02	0.04	0.02
Add amortization of intangible assets	0.10	—	0.21	—
Add non-recurring charges	—	—	—	—

Non-GAAP basic net income per share	$0.16	$0.07	$0.33	$0.16

GAAP diluted net income per share	$—	$—	$0.01	$0.02
Add FAS123R expense	0.04	0.05	0.07	0.09
Add non-cash tax provision	—	—	—	0.02
Add depreciation expense	0.02	0.02	0.04	0.02
Add amortization of intangible assets	0.10	—	0.20	—
Add non-recurring charges	—	—	—	—

Non-GAAP diluted net income per share	$0.16	$0.07	$0.32	$0.15

CyberSource Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$64,646	$40,393
Accounts receivable, net	15,555	15,503
Prepaid expenses and other current assets	4,371	4,189
Deferred income taxes	3,596	3,596

Total current assets	88,168	63,681
Property and equipment, net	13,028	10,664
Intangible assets, net	143,980	158,316
Goodwill	291,342	291,456
Non-current deferred income taxes	9,773	9,773
Other non-current assets	2,600	2,341
Restricted cash	1,537	1,516

Total assets	$550,428	$537,747

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,268	$613
Funds due to merchants	11,974	11,399
Other accrued liabilities	14,821	14,297
Deferred revenue	4,154	3,772
Accrued restructuring	389	904

Total current liabilities	32,606	30,985
Deferred revenue, less current portion	874	493
Accrued restructuring, less current portion	798	860
Other non-current tax liabilities	2,281	2,195

Total liabilities	36,559	34,533
Total stockholders’ equity	513,869	503,214

Total liabilities and stockholders’ equity	$550,428	$537,747

CyberSource Corporation

Consolidated Statements of Cash Flows

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(45)	$160	$488	$896
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization expense	7,168	34	14,336	68
Depreciation expense	1,549	432	2,910	866
Income on investment in joint venture	(49)	(37)	(99)	(83)
Stock-based compensation	2,592	1,752	4,784	3,143
Loss on disposal of property and equipment	—	8	—	8
Changes in operating assets and liabilities:
Accounts receivable	(737)	(563)	(52)	(1,221)
Prepaid expenses and other current assets	(228)	(474)	(182)	(771)
Deferred income taxes	(227)	67	—	493
Other non-current assets	(93)	6	(67)	53
Accounts payable	63	(80)	655	(46)
Accrued liabilities	2,513	1,582	(53)	1,695
Funds due to merchants	(272)	—	575	—
Deferred revenue	194	(26)	763	45
Other long-term tax liabilities	44	—	86	—

Net cash provided by operating activities	12,472	2,861	24,144	5,146
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,173)	(337)	(5,274)	(812)
Purchases of short-term investments	—	(21,085)	—	(35,868)
Maturities of short-term investments	—	20,265	—	36,331

Net cash used in investing activities	(2,173)	(1,157)	(5,274)	(349)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	3,685	1,193	5,386	2,163
Repurchase of common stock	—	(363)	—	(363)

Net cash provided by financing activities	3,685	830	5,386	1,800
Effect of exchange rate changes on cash	(23)	110	(3)	99

Increase in cash and cash equivalents	13,961	2,644	24,253	6,696
Cash and cash equivalents at beginning of period	50,685	25,753	40,393	21,701

Cash and cash equivalents at end of period	$64,646	$28,397	$64,646	$28,397